Exhibit 99.5

Form of Datavault AI Inc. Opt-In Agreement

The undersigned (“me” or “I”) understands that Datavault AI Inc., a Delaware corporation (“Datavault”), will be making a voluntary one-time distribution (the “Distribution”) of Dream Bowl 2026 Meme Coin tokens (such tokens, the “Meme Coins”) to the record holders of Scilex Holding Company (“Scilex”) common stock, par value $0.0001 per share (such stock, the “Scilex Common Stock” and such record holders, the “Record Holders”) as of the close of business on November 25, 2025 (such date, subject to the right of Datavault’s board of directors (the “Datavault Board”) to change to a later date, the “Record Date”), as a token of appreciation for Scilex’s relationship with Datavault as a significant stockholder of Datavault, licensing partner and co-sponsor of the Dream Bowl XIV event to be held on January 11, 2026.

The Distribution will be (i) made on the basis of one Meme Coin for each share of Scilex Common Stock held by such Record Holders on the Record Date and (ii) paid beginning on December 24, 2025 (or such other date as determined by Datavault’s board of directors, the “Payment Date”), subject to the satisfaction of the Payment Conditions (as defined below) by the applicable Record Holder.

The fair market value per Meme Coin is $0.0000014, as of November 19, 2025 (the “Valuation Date”), based on an independent valuation conducted by a third-party valuation firm at the request of Datavault, and such value assumes that the Meme Coins are illiquid through January 9, 2026.

By signing below, I hereby acknowledge and agree that:

(1)	Payment of the Distribution is subject to the right of the Datavault Board to revoke the Distribution before the Payment Date, and if the Datavault Board exercises such right, then I will not receive the Distribution.

(2)	Payment of the Distribution is conditioned on my (a) setting up a digital wallet with Datavault into which Meme Coins can be delivered on or after the Payment Date; and (b) electing to receive the Distribution by completing, duly executing, and submitting this Opt-In Agreement (this “Agreement”) to Alliance Advisors, Datavault’s information agent (the “Information Agent”), in which, among other things, I will be required to provide a valid and accurate Datavault digital wallet address for Datavault to transfer the Meme Coins (collectively, the “Payment Conditions”).

(3)	If I do not hold my shares of Scilex Common Stock in my name, but rather in an account at a brokerage firm, bank, dealer or other similar organization (any such entity, the “Nominee”), then I further acknowledge and agree that (a) I am a beneficial owner of shares held in “street name” and the Nominee holding my account is considered the stockholder of record, or the Record Holder, for purposes of the Distribution, and (b) if Datavault is unable to verify the number of shares of Scilex Common Stock held by me as set forth below because my shares are held in “street name” through Cede & Co. or other intermediary, (i) Datavault may require that I provide additional documentation to verify such number of shares, including that I may be required to deliver to the Information Agent a copy of my brokerage statement as of the Record Date or other certification regarding my holdings of Scilex Common Stock as of the Record Date and any failure to provide such additional documentation to verify the number of shares of Scilex Common Stock held by me with such Nominee as set forth below will result in me not receiving my portion of the Distribution until such time as the number of shares that I hold with such Nominee can be verified by the Information Agent, (ii) I authorize Datavault and the Information Agent to contact my Nominee (whose contact details I have provided below) for purposes of verifying my holdings of such stock, and such Nominee is hereby authorized to provide such information to Datavault and the Information Agent, and (iii) I will, to the fullest extent permitted by law, indemnify and hold Datavault and its directors, officers, stockholders, members, partners, employees and agents (each, an “Indemnified Person”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and reasonable expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Person may suffer or incur as a result of or directly relating to (A) any breach of any of the representations, warranties, covenants or agreements made by me in this Agreement or (B) otherwise in connection with the information I have provided herein, including the number of shares of Scilex Common Stock set forth below.

(4)	The Distribution is an in-kind distribution that may be a dividend (to the extent of Scilex’s current and accumulated earnings and profits (“E&P”)). Any amount in excess of E&P would reduce a Record Holder’s tax basis in its Scilex Common Stock, and any amount in excess of that basis should constitute gain. Scilex may elect to treat the entire amount as a dividend or may elect to report it in another manner as it decides is appropriate in consultation with Scilex’s tax preparers. I agree (and will be required absent disclosure to the Internal Revenue Service (“IRS”) and other tax authorities) to report such amounts in the same manner as Scilex.

(5)	I will comply with my tax reporting obligations with respect to the Meme Coins in accordance with the terms of this Agreement.

(6)	I have read Datavault’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2025 and understand the process to obtain the Distribution.

(7)	Any fees charged by my Nominee in connection with the Distribution will be my sole responsibility.

(8)	Failure to provide a valid Datavault digital wallet address or providing an inaccurate Datavault digital wallet address to Datavault will result in me losing my rights to the Distribution.

(9)	Following Datavault’s initial deposit of my Meme Coins into my Datavault digital wallet, any fees charged to transfer any Meme Coins will be my responsibility, including any transaction fees for trading my Meme Coins after such coins have been deposited in my digital wallet.

(10)	The value of the Meme Coins may change between the Valuation Date and the Payment Date and may also change after the Payment Date; I accept the risk of such changes, and Datavault will not be responsible for any decrease in the value of the Meme Coins at any time, including if such Meme Coins are worthless.

(11)	The Meme Coin is a digital collectible intended solely for personal, non-commercial use in connection with the Dream Bowl 2026 event. The Meme Coin does not: (a) represent or confer any equity, voting, dividend, profit-sharing, or ownership rights in Datavault or any other entity; (b) provide any right to receive monetary payments, distributions, or appreciation; or (c) create any expectation of profit or reliance on the managerial or entrepreneurial efforts of Datavault or others. The Meme Coin is not designed or intended to function as an investment, currency, or financial product, and it is not being offered, sold, or distributed for fundraising or capital-raising purposes. Use of the Meme Coin is limited to entertainment, event-access, and digital-collectible functions. Any transferability features are provided solely to support personal digital item portability and not to facilitate or imply investment or speculative use.

This Agreement documents my irrevocable election (“Election”) to satisfy the Payment Conditions, comply with the terms and conditions as set forth in this Agreement, including with respect to my tax reporting obligations, and receive payment of the Distribution. I acknowledge and agree that by submitting my signature on this Agreement in a “.pdf” format data file or other digital format, such signature shall create a valid and binding obligation on me (or, if signing for an entity, the entity on whose behalf such signature is executed) with the same force and effect as if such “.pdf” or other digital signature page were an original thereof.

I hereby represent that:

(1)	The information below is accurate and complete.

(2)	I have read this Agreement in its entirety and understand the risks (which, in part, are described below under “Risk Factors”) and terms and conditions of this Agreement.

(3)	(A) If an entity, I am duly organized, validly existing, and in good standing under the laws of the jurisdiction of my organization, (B) I have all requisite power and authority or legal capacity to enter into this Agreement and perform my obligations hereunder, and (C) my execution and delivery of this Agreement have been duly authorized by all necessary action, as applicable.

(4)	I have been advised, and have had the opportunity, to consult with my own legal and tax advisors to be able to evaluate my election to receive the Distribution and execute this Agreement, and I have evaluated the legal, tax and other consequences of the Distribution and my execution of this Agreement.

Name or entity name your shares are registered under:
If entity, name and title of authorized signer:

SSN/EIN:

Address:
(address on file with the Nominee, the Transfer Agent (as defined below) or Datavault)

Phone Number:

Email:

Number of shares of Scilex Common Stock:[1]

1 Stockholder of Record: Shares Registered in Your Name. If at the close of business on the Record Date, your shares of Scilex Common Stock were registered directly in your name with Continental Stock Transfer and Trust Company, Scilex’s transfer agent (the “Transfer Agent”), then you are the stockholder of record for such shares and a Record Holder and you will be eligible to receive the Distribution, subject to the terms of this Agreement, including the satisfaction of the Payment Conditions. If there is any conflict between the amount of shares of Scilex Common Stock stated herein and the records of the Transfer Agent, then the Transfer Agent’s records shall prevail in accordance with the terms and conditions of this Agreement.

Beneficial Owner: Shares Registered in the Name of a Nominee. If at the close of business on the Record Date, your shares of Scilex Common Stock were held, not in your name, but rather at a brokerage firm, bank, dealer or other similar organization (i.e., with a Nominee), then you are a beneficial owner of shares held in “street name”, and such Nominee is considered the stockholder of record, or the Record Holder, such Nominee should have distributed to you a letter from Datavault informing you that you will be eligible to receive the Distribution, subject to the terms of this Agreement, including the satisfaction of the Payment Conditions and delivery of any additional information necessary to confirm your holdings of Scilex Common Stock as described elsewhere in this Agreement. As noted elsewhere in this Agreement, if Datavault is unable to verify the number of shares of Scilex Common Stock that you hold with such Nominee as set forth in the column to the right, no Meme Coins will be distributed to you until such time as your share information can be verified by the Information Agent.

Please provide the applicable information:
My shares are already on the books and records of the Transfer Agent	_____ Yes _____ No
My shares are held in an account at a brokerage firm, bank, dealer or other similar organization and such Nominee’s contact information is as follows:	Name of Nominee:______________________ Phone No.: ___________________________ Email: _______________________________
Datavault Wallet Address:
Confirm Datavault Wallet Address:

(Meme Coin transactions are irreversible; it is advised that you cut and paste your digital wallet address into this field)

RISK FACTORS

Prior to making any decision regarding your execution of this Agreement and acceptance of Dream Bowl 2026 Meme Coin tokens (such tokens, the “Meme Coins”), you should carefully consider the following Risk Factors. If any of the events discussed in the Risk Factors occur, the value of the Meme Coins you receive could be adversely affected.

The value of the Meme Coins may increase or decrease between the Record Date and the Payment Date and/or at any time following the Payment Date. The value of such coins may also be highly volatile.

The Distribution will be in the form of a digital asset, the Meme Coin. If the value of the Meme Coins decreases between the Record Date and the Payment Date, participating holders may receive less value than initially expected by those who elected to receive the Distribution. Additionally, the value of the Meme Coin may decrease after the Payment Date. Once you have made the Election, it is irrevocable. Datavault will not be responsible for any decrease in the value of the Meme Coins.

In addition, digital assets, such as the Meme Coin, generally are highly volatile assets and do not pay interest or other returns, and so the ability to generate a return on the Meme Coins will depend on whether there is appreciation in the value of digital assets.

The irreversibility of digital asset transactions exposes you to risks of theft, loss and human error, which could negatively impact your rights to the Distribution.

Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of digital assets generally will not be reversible, and you may not be capable of seeking compensation for any such transfer or theft. If you provide Datavault with the wrong wallet address (which is a valid address), the owner of such wallet address will receive the benefit of your Meme Coin Distribution, and you will receive nothing. Datavault will be unable to revert or otherwise recover the impacted digital assets and will not be responsible for any loss. If you provide Datavault with an invalid wallet address and the transfer is rejected by the Datavault network, Datavault may, at its option, refuse or reasonably delay payment of the Distribution. You are encouraged to confirm your wallet address prior to submitting your Election.

Meme Coins and other digital assets are novel assets and are subject to significant legal, commercial, regulatory and technical uncertainty.

The Meme Coins and other digital assets are relatively novel and are subject to significant legal, commercial, regulatory and technical uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of the Meme Coin. Regulators in the United States or foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of the Meme Coins or the ability of individuals or institutions to own or transfer Meme Coins.

The growth of the digital assets industry in general, and the use and acceptance of the Meme Coin in particular, may also impact the price of the Meme Coins and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of the Meme Coin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to the Meme Coin, institutional demand for the Meme Coin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for the Meme Coin as a means of payment, and the availability and popularity of alternatives to the Meme Coin. Even if growth in Meme Coin adoption occurs in the near or medium term, there is no assurance that Meme Coin usage will continue to grow over the long term.

Because the Meme Coin has no physical existence beyond the record of transactions on the Meme Coin blockchain, a variety of technical factors related to the Meme Coin blockchain could also impact the price of Meme Coins. The liquidity of the Meme Coins may also be reduced, and damage to the public perception of the Meme Coin may occur, if financial institutions were to deny or limit banking services to businesses that hold the Meme Coins, provide Meme Coin-related services or accept the Meme Coin as payment, which could also decrease the price of the Meme Coins.

The liquidity of the Meme Coin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for the Meme Coin.

The lack of legal recourse and insurance for digital assets increases the risk of total loss in the event of theft or destruction.

Digital assets, including the Meme Coins, will generally not be insured against theft, loss or destruction. If an event occurs where you lose your Meme Coins, whether due to cyberattacks, fraud or other malicious activities, you may not have any viable legal recourse or ability to recover the lost assets. Unlike funds held in insured banking institutions, digital assets are not protected by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. If your digital assets, including Meme Coins, are lost under circumstances that render another party liable, there is no guarantee that the responsible party will have the financial resources to compensate you. As a result, you could face financial losses.

Cryptocurrency holdings are less liquid than cash and cash equivalents and may not be able to serve as a source of liquidity for you to the same extent as cash and cash equivalents.

Historically, the crypto markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, you may not be able to sell your cryptocurrency at favorable prices or at all.

Further, cryptocurrency, such as the Meme Coin, does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. You could be unable to sell Meme Coins or have to sell Meme Coins at a significant loss.

Meme Coins do not pay interest or dividends.

Meme Coins do not pay interest or other returns, and you may only be able to generate cash from Meme Coins if you sell your Meme Coins or implement strategies to create income streams or otherwise generate cash by using your Meme Coin holdings. Even if you pursue any such strategies, you may be unable to create income streams or otherwise generate cash from Meme Coins, and any such strategies may subject you to additional risks.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to your Meme Coins, or if your private keys are lost or destroyed or other similar circumstances or events occur, you may lose some or all of your Meme Coins.

Security breaches and cyberattacks are of particular concern with respect to cryptocurrency, including Meme Coins. Blockchain-based cryptocurrencies and the entities that provide services to participants in the cryptocurrency ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A successful security breach or cyberattack could result in a partial or total loss of your cryptocurrency in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold your cryptocurrency.

I understand that there may be legal and tax consequences from the Election, execution of the Opt-In Agreement and receipt of the Distribution. Datavault encourages all Record Holders to seek legal and tax advice from qualified legal counsel and a tax professional before deciding to make the Election, execute this Agreement and receive the Distribution.

We encourage any Record Holder that has questions concerning the Election process to contact Alliance Advisors, our Information Agent, at 1-855-206-1373 (or 1-732-848-0858 for international holders) or DVLT@allianceadvisors.com. This Agreement may be executed and submitted to the Information Agent only via www.dreambowlcoin.com. Any Agreement that is mailed, faxed, or emailed to any representative of Datavault or to the Information Agent will not be accepted.

I hereby make my irrevocable Election to accept the Distribution, subject to the foregoing terms and conditions.

Dated:

IF AN ENTITY:	IF AN INDIVIDUAL:

Signature:	Signature:

Name:	Name:

Title:

Entity:

[signature page to Opt-In Agreement]